Exhibit 10.09
RESTRICTED STOCK AGREEMENT

      THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective ________________, by and between OS RESTAURANT SERVICES, INC., a Delaware corporation (“OSRS”), OUTBACK STEAKHOUSE, INC., a Delaware corporation (the “Company”), and _______________, SSN ____________ (“Grantee”), under the following circumstances:

WHEREAS, OSRS is an affiliate of the Company; and

WHEREAS, Grantee is employed by OSRS or its affiliate in the position of _________________ and, as a matter of separate inducement and agreement in connection with Grantee's employment, and not in lieu of any salary or other compensation for Grantee’s services, OSRS and the Company desire to enter into this Agreement with Grantee; and

WHEREAS, OSRS and the Company consider it to be in their best interests to provide Grantee an inducement to acquire an ownership interest in the Company and thereby an additional incentive to advance the interests of the Company and OSRS.

NOW, THEREFORE, intending to be legally bound, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Grant.

The Company hereby grants to Grantee _________________ (_____) shares of the Company’s Common Stock, $0.01 par value (the “Restricted Stock”).

The Restricted Stock is subject to the following provisions of this Agreement:

Section 2. Vesting. The Restricted Stock will vest as follows:

Vesting Dates	Restricted Stock

On _________ (after 3 years from effective date)	______ (20%)
On _________ (after 4 years from effective date)	______ (20%)
On _________ (after 5 years from effective date) (“Final Vesting Date”)	______ (60%)

Section 3. Purchase Price. The purchase price of the Restricted Stock is Zero and 01/100 Dollars ($0.01) per share. Payment shall be made by the Grantee upon execution of this Agreement. The Restricted Stock will be issued in uncertificated form. The Restricted Stock will be recorded in the name of the Grantee in the books and records of the Company’s transfer agent. Upon vesting and Grantee’s compliance with Section 8 hereof, the Company shall cause certificates for the Restricted Stock to be issued to Grantee.

Section 4. Transferability. The Restricted Stock cannot be transferred or encumbered in any manner prior to vesting except by will or the laws of descent and distribution. The transferee of any Restricted Stock will be subject to all restrictions, terms, and conditions applicable to the Restricted Stock.

Section 5. Termination of Employment. If the Grantee does not remain employed by the Company in the position of __________ or higher through the Final Vesting Date, all shares of Restricted Stock not vested as of the date Grantee is no longer employed by the Company in the position of _________ or higher, will be forfeited.

Form - Officer Restricted Stock Agreement Inducement 2005b

Section 6. Shareholder Rights and Restrictions. Except with regard to the disposition or encumbrance of Restricted Stock, the Grantee will generally have all rights of a shareholder with respect to the Restricted Stock from the date of grant, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement.

Section 7. Dividends. All dividends payable on the Restricted Stock (whether or not vested) will be payable in cash.

      Section 8. Taxes. Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant, including the grant or lapse of the restrictions on the shares, the subsequent sale of shares and the receipt of any dividends; and (2) does not commit to structure the terms of the grant or any aspect of the grant to reduce or eliminate your liability for Tax-Related Items.

     The Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding and payment on account obligations of the Company. If the Grantee does not make such payment to or arrangements with the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Grantee from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the Restricted Stock. Alternatively, or in addition, if permissible under local law, the Company may (a) sell or arrange for the sale of the Restricted Stock to meet the withholding obligation for Tax-Related Items, and/or (b) withhold such amount in shares of Restricted Stock, provided that the Company only withholds the amount of Restricted Stock necessary to satisfy the minimum withholding amount. Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s receipt of Restricted Stock that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Restricted Stock if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this section.

For purposes of Internal Revenue Code Section 83, the Grantee’s receipt of Restricted Stock may be deemed a transfer in connection with the performance of services. Because of the restrictions on transfer and vesting requirements, the Grantee will recognize taxable income in the tax year in which the Restricted Stock vests. The amount of taxable income is the fair market value of the Restricted Stock at the time the Restricted Stock vests.  As an alternative, an election is available under Internal Revenue Code Section 83(b) to include the excess amount in taxable income for the year of the grant. If a Section 83(b) election were made, the Company would report the value of the Restricted Stock to the Internal Revenue Service and will include the excess amount on your W-2 for the year of grant.  IN CONSIDERATION OF THE GRANTEE’S EMPLOYMENT AND THE ISSUANCE OF THE RESTRICTED STOCK TO THE GRANTEE, THE GRANTEE AGREES NOT TO MAKE A SECTION 83(b) ELECTION WITH RESPECT TO THE RESTRICTED STOCK.

Section 9. Securities Law Compliance.

(a) The Grantee agrees that the Company may impose such restrictions on the Restricted Stock as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Grantee further agrees that certificates representing the Restricted Stock may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules, and regulations.

(b) The Grantee agrees that any Restricted Stock which the Grantee may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Grantee unless (i) a registration statement or post-effective amendment to a registration statement under the

Form - Officer Restricted Stock Agreement Inducement 2005b

Securities Act of 1933, as amended, with respect to such Restricted Stock has become effective so as to permit the sale or other disposition of such Restricted Stock by the Grantee, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Restricted Stock by the Grantee may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Restricted Stock under the Securities Act of 1933, as amended.

Section 10. Rights of the Grantee. The granting of the Restricted Stock shall in and of itself not confer any right of the Grantee to continue in the employ of the Company, any subsidiary or affiliate and shall not interfere in any way with the right of the Company, any subsidiary or affiliate to terminate the Grantee's employment at any time, subject to the terms of any employment agreement between the Company and the Grantee.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, except to the extent otherwise governed by Federal law.

Section 12 Right to Withhold Amounts Owed to the Company. The Company shall have the right to condition the vesting of any shares of Restricted Stock on the Grantee’s payment of all amounts then due and owing to the Company or any subsidiary or affiliate.

IN WITNESS WHEREOF, the parties have subscribed their names hereto.

“OSRS”

Attest:		OS RESTAURANT SERVICES, INC.,
a Delaware corporation

By:		By:
	JOSEPH J. KADOW, Secretary	PAUL E. AVERY, Chief Operating Officer

“COMPANY”

Attest:		OUTBACK STEAKHOUSE, INC.,
a Delaware corporation

By:		By:
	JOSEPH J. KADOW, Secretary	PAUL E. AVERY, Chief Operating Officer

Form - Officer Restricted Stock Agreement Inducement 2005b

DATE OF GRANT: _________

ACCEPTANCE OF AGREEMENT

The Grantee hereby:

(a) Acknowledges that he/she has received a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;

(b) Accepts this Agreement and the Restricted Stock granted to him/her under this Agreement subject to all provisions of this Agreement;

(c) Represents and warrants to the Company that he/she is acquiring the Restricted Stock for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Stock either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and

(d) Agrees that no transfer of the Restricted Stock will be made unless the Restricted Stock have been duly registered under all applicable Federal and state securities laws pursuant to a then effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.

Grantee’s Signature:

__________________________________________
                ______________

Form - Officer Restricted Stock Agreement Inducement 2005b